UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2011

ASSOCIATED ESTATES REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-12486

Ohio	34-1747603
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1 AEC PARKWAY, RICHMOND HEIGHTS, OHIO 44143-1467
(Address of principal executive offices)

(216) 261-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01   Entry into a Material Definitive Agreement.

On June 3, 2011, Associated Estates Realty Corporation (the "Company") entered into a $125 Million Senior Unsecured Term Loan (the "Term Loan").  Proceeds from the Term Loan were used to pay down borrowings outstanding on the Company's Unsecured Revolving Credit Facility and for general corporate purposes.  The Term Loan initially bears interest at LIBOR plus a spread of 180 basis points.  The Company has the option to elect, from time to time, interest rates applied to up to three separate tranches of amounts outstanding under the Term Loan of one, two, three or six month LIBOR plus the LIBOR Margin or a Base Rate plus the Base Rate Margin.  The interest rate margins are based upon a financial ratio.  The LIBOR Margin may range between 180 and 255 basis points and the Base Rate Margin may range between 80 and 155 basis points. The Term Loan requires interest only payments until maturity in June 2016.  The Company may prepay the Term Loan in whole or in part at any time after the first year without penalty.  Amounts repaid during the first year will be subject to a fee of 50 basis points.  Amounts repaid under the Term Loan may not be reborrowed. The Term Loan was secured through PNC Capital Markets LLC, acting as Lead Arranger and PNC Bank, National Association, acting as Administrative Agent. Wells Fargo Bank, N.A. acted as Syndication Agent and U.S. Bank, National Association as Documentation Agent.  The other participating banks are Raymond James Bank, FSB, RBS Citizens, N.A., and Citibank, N.A.  The Term Loan contains financial covenants that include, without limitation, a maximum debt limitation and ratios related to net worth, leverage, fixed charge coverage, unencumbered interest coverage, and dividend payments.  The Term Loan includes other customary representations, warranties and covenants.

In connection with the closing of the Term Loan, certain modifications have been made to the Company’s Unsecured Revolving Credit Facility including a reduction in the definition of "Capitalization Rate" (used to determine borrowing eligibility and leverage) from 7.50% to 7.25%.

Citibank, N.A., PNC Bank, National Association, Raymond James Bank, FSB, RBS Citizens, N.A., U.S. Bank, National Association and Wells Fargo Bank, N.A. or their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other administrative services for the Company for which they have received, and will receive, customary fees and expenses.

ITEM 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The contents of Item 1.01 of this Current Report on Form 8-K are incorporated into this Item 2.03 by reference.

ITEM 9.01   Financial Statements and Exhibits.

             (d)       Exhibits

Exhibit 4.1. Term Loan Agreement, dated June 3, 2011, between Associated Estates Realty Corporation and PNC Bank, National Association and the several banks, financial institutions and other entities.

Exhibit 4.2.  First Amendment to Amended and Restated Credit Agreement dated June 3, 2011 between Associated Estates Realty Corporation and PNC Bank, National Association and the several banks, financial institutions and other entities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED ESTATES REALTY CORPORATION

June 8, 2011	/s/ Lou Fatica
(Date)	Lou Fatica, Vice President
Chief Financial Officer and Treasurer

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